UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2014
Commission File Number: 001-36261
CHC Group Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
190 Elgin Avenue
George Town
Grand Cayman, KY1-9005
Cayman Islands
(Address of principal executive offices, zip code)
(604) 276-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

On August 21, 2014, CHC Group Ltd. (or the Company), Clayton, Dubilier & Rice Fund IX, L.P. (or the Investor) and Clayton, Dubilier and Rice, LLC (or the Investor Manager) entered into an Investment Agreement (referred to together with the exhibits thereto as the Investment Agreement). A copy of the Investment Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

The Investment Agreement contemplates the Investor making an investment of up to $600 million in the Company by means of a purchase of newly designated convertible preferred shares of the Company (or the Preferred Shares) at a purchase price of $1,000 per share. The Preferred Shares to be purchased under the Investment Agreement consist of (i) upon the first closing, a number of Preferred Shares, which, if converted to ordinary shares immediately, would constitute 19.9% of the total ordinary shares outstanding immediately prior to the issuance of the Preferred Shares, less Preferred Shares issuable as preferred dividends on the first two preferred dividend payment dates (as described below), (ii) upon the second closing, 500,000 Preferred Shares less the Preferred Shares sold upon the first closing, and (iii) upon the third closing, 100,000 Preferred Shares, less the Preferred Shares sold in a rights offering of Preferred Shares solely to existing holders of the Company’s ordinary shares on a pro rata basis. The Investor will hold shares representing approximately 45.0% of the Company on an as-converted-to-ordinary shares basis immediately after the second closing and shares representing up to approximately 49.6% of the Company on an as-converted-to-ordinary shares basis immediately after the third closing (if there is no participation by existing holders in the rights offering referenced above). A copy of the description of rights of the Preferred Shares adopted by the Board of Directors of the Company (or the Board) (or the Description of Preferred Shares) which sets forth the terms of the Preferred Shares along with newly designated non-voting ordinary shares convertible into ordinary shares is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The Description of Preferred Shares is set forth below.

The consummation of the transactions contemplated by the Investment Agreement is subject to the satisfaction of certain closing conditions, including (i) the approval of the issuance of the Preferred Shares by the holders of a majority of the outstanding ordinary shares of the Company voted in person or by proxy at an extraordinary general meeting of shareholders prior to the second closing; (ii) the occurrence of the first closing prior to or simultaneously with the second closing; (iii) expiration or termination of certain required waiting periods of applicable competition laws; (iv) obtaining certain required third-party consents; (v) execution of certain shareholder agreements with the Investor and 6922767 Holding (Cayman) Inc., or CaymanCo, an entity controlled by affiliates of First Reserve Corporation; (vi) resignation of one of the directors designated by CaymanCo and taking of all necessary actions by the Board for the election of two (2) directors designated by the Investor at or prior to the first closing and taking of all Board actions necessary for the election of two (2) additional directors designated by the Investor at or prior to the second closing; and (vii) absence of a Material Adverse Effect (as defined in the Investment Agreement).

The Company has made customary representations, warranties and covenants in the Investment Agreement, including, among others, covenants to conduct its business in the ordinary course between the execution of the Investment Agreement and the second closing, and certain additional covenants, including, among others, covenants, subject to certain exceptions, (i) to cause an extraordinary general meeting of shareholders to be held to consider approval of the issuance of the Preferred Shares pursuant to the terms of the Investment Agreement and (ii) not to solicit proposals from parties other than the Investor for an acquisition of more than 20% of the assets or securities of the Company. The Investment Agreement provides that, after the first closing, the Company will indemnify the Investor and its affiliates for the Company’s breaches of representations, warranties and covenants, subject to certain limitations. In connection with the private placement, the Company will reimburse the Investor for the Investor’s reasonable costs and expenses up to $5 million and will pay the Investor Manager an aggregate closing fee of $7.5 million, which is the sum of $1.8 million payable on or about the first closing and $5.7 million payable on or about the second closing. The third closing will occur following the completion of the rights offering, subject to the satisfaction of closing conditions.

Description of Preferred Shares

The Board has approved the Description of Preferred Shares, which sets forth the rights and restrictions of the Preferred Shares and non-voting ordinary shares. In any liquidation event, the holders of the Preferred Shares will receive prior to the holders of the Company's ordinary shares the greater of (i) the purchase price of such Preferred Shares plus accrued dividends, referred to as the liquidation value, or (ii) the amount the holder would have received if such Preferred Shares had been converted into ordinary shares. Under certain circumstances, the Preferred Shares will be subject to mandatory conversion into that number of ordinary shares, or the conversion shares, equal to the quotient of (i) the liquidation value divided by (ii) the then effective conversion price as defined therein, which will initially be $7.50 and generally increase by 0.25% every quarter until the eighth anniversary of the second closing (or the conversion price). The circumstances that would trigger mandatory conversion include when (w) following the second anniversary of the second closing, the daily volume-weighted average sale price of an ordinary share, or VWAP, equals or exceeds 175% of the conversion price for 30 consecutive trading days, (x) upon a reorganization event, the daily VWAP of the shares of the to-be surviving company equals or exceeds 175% of the adjusted conversion price for 30 consecutive trading days, (y) following the eighth anniversary of the second closing, the average VWAP for the 10 preceding trading days equals or exceeds the conversion price, and (z) the liquidation value of the remaining Preferred Shares is less than $50 million. In addition, the Preferred Shares are convertible into conversion shares at the then effective conversion price at any time at the option of the holder. The Company may, at its option, convert the Preferred Shares into ordinary shares (a) following the eighth anniversary of the second closing based upon a conversion price equal to the lesser of the then effective conversion price or at the average VWAP for the 10 preceding trading days or (b) following the fifteenth anniversary of the second closing based on a conversion price equal to the lesser of (I) the then effective conversion price and (II) the greater of the average VWAP for the 10 preceding trading days and fifty percent (50%) of the then effective conversion price. Notwithstanding the foregoing, the aggregate ordinary shares issued upon conversion of Preferred Shares held by any holder and its affiliates may not exceed 49.9% of the total ordinary shares outstanding immediately after such conversion and, for each ordinary share not issued due to this limitation, the holder will receive a non-voting ordinary share.

The Preferred Shares will participate equally and ratably with the ordinary shares in all dividends or distributions paid on ordinary shares. In addition, holders of the Preferred Shares are entitled to cumulative dividends accruing daily on a quarterly compounding basis at a rate of 8.50% per annum. Upon a default, the dividend rate will increase to 11.50% per annum and the Company will be restricted from paying dividends on or redeeming securities junior to Preferred Shares. The preferred dividends accruing up to the second anniversary of the issuance date will be paid by the issuance of Preferred Shares, and the preferred dividends accruing after such anniversary will be paid either in cash or by the issuance of Preferred Shares at the option of the Company, provided, however, that if the requisite shareholder approval is not obtained on or prior to the second dividend payment date following the first closing, preferred dividends will be payable only in cash until such shareholder approval is obtained. The preferred dividends will be payable quarterly in arrears as authorized by the Board. Each holder of Preferred Shares may require the redemption of such Preferred Shares upon a change of control of the Company at a purchase price equal to the liquidation value of such Preferred Shares. The Preferred Shares will vote at all shareholders meetings together with, and as part of one class with, the ordinary shares, provided, however, that the Preferred Shares of any one holder and its affiliates (together with any votes of such holder and its affiliates in respect of any previously issued conversion shares) will not represent more than 49.9% of the total number of votes. In addition, the prior written consent of the holders of a majority of the Preferred Shares will be required to, among other things, (i) create, or issue additional, equity or convertible securities other than voting or non-voting ordinary shares or (ii) enter into a debt agreement restricting the payment of dividends by the issuance of Preferred Shares or the conversion of Preferred Shares into ordinary shares.

The non-voting ordinary shares will have the same rights as ordinary shares in all respects, except that (i) they will be non-voting shares (except to the extent required by applicable law) and (ii) they will be convertible into ordinary shares on a one-to-one basis at the option of the holders at any time in connection with any transfer of such shares to a person which together with its affiliates will own no more than 49.9% of the total ordinary shares immediately following such conversion.

Shareholders’ Agreement and Registration Rights Agreement

In connection with and as a condition to the first closing, the Company, the Investor and its affiliates, and the other parties thereto will enter into a Shareholders’ Agreement and a Registration Rights Agreement. A copy of the form of each of these agreements is attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and is incorporated herein by reference.

Under the Shareholders’ Agreement, the Investor and its affiliates (or the Investor Group) will have the right to designate the number of directors that is proportionate to their beneficial ownership percentage of the equity of the Company on a fully-diluted basis (not to exceed 40% of the total number of directors). For so long as the Investor Group in the aggregate beneficially owns at least 5% of the outstanding voting shares of the Company, they will be entitled to designate at least one director. Between the first and second closings, the Investor Group will be entitled to designate the lowest whole number of directors greater than 16 2/3% of the total number of the Company’s directors. Also, so long as the Investment Group holds at least 30% of the Company on an as-converted basis, the Board will have a committee consisting of directors designated by the Investor Group, which committee will have the sole power to identify and appoint the chairman of the Board. For at least one year following the second closing, at least one of such directors will be independent pursuant to the listing standards of the New York Stock Exchange, provided that the Investor Group has the right to designate at least four director nominees under the Shareholders’ Agreement.

From the first closing until the time the Investor Group is no longer entitled to designate any director nominee to the Board, the Investor or its affiliate, without the prior written consent of a majority of directors not designated by it, may not, and shall use its reasonable best efforts to cause its portfolio companies not to, (i) acquire the Company’s equity securities, with some exceptions, (ii) transfer any of the Company’s equity securities into a voting trust or similar contract, (iii) enter into or propose a merger or similar business combination transaction with the Company, (iv) engage in a proxy solicitation other than on behalf of the Company or for the transactions contemplated by the Investment Agreement; (v) call a shareholder meeting or initiate a shareholder proposal, (vi) form or join a group with respect to the Company’s equity securities other than with First Reserve Corporation; (vii) transfer any of the Company’s equity securities to a beneficial owner of greater than 10% of the Company’s ordinary shares (including issued or issuable conversion shares); or (viii) disclose publicly any intention or plan prohibited by the foregoing. Under the Shareholders’ Agreement, the Company will also grant the Investor Group certain information rights and preemptive rights with respect to issuances of equity securities by the Company. In addition, between the first and second closings or, following the second closing, so long as the Investor Group beneficially own at least 30% of the Company (or 20% in the case of sale transaction) on an as-converted basis, the consent of the Investor Group will be required for the Company to undertake certain transactions, including a liquidation, merger, acquisition, sale of substantially all assets of the Company, or other change in control transactions.

Pursuant to the Registration Rights Agreement, the Company will grant the Investor certain demand and piggyback registration rights with respect to the ordinary shares issuable upon conversion of the Preferred Shares and Preferred Shares outstanding more than 8.5 years after the first closing. In the event that the securities requested to be included in a registration statement exceeds the number that can be sold in an offering, the priority will be given (i) first to the Company selling for its own account in the case of piggyback registration, (ii) then to First Reserve Corporation and its affiliates so long as they beneficially hold less than 7.5% of all outstanding ordinary shares and ordinary shares issuable upon conversion of the Preferred Shares and other convertible securities, and (iii) then to the Investor Group and First Reserve Corporation and its affiliates on a pro rata basis.

Voting Agreements

In connection with the transactions contemplated by the Investment Agreement, on August 21, 2014, CaymanCo and the Investor entered into a pre-closing voting agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference. Pursuant to the pre-closing voting agreement, CaymanCo agreed to vote in any shareholder action in favor of the issuance of the Preferred Shares and any additional action required under the Company’s Memorandum and Articles of Association or any rules of the New York Stock Exchange for such issuance. Subject to the Board’s recommendation, CaymanCo also agreed to vote for all other proposals facilitative of the transactions contemplated under the Investment Agreement. In addition, CaymanCo agreed to vote in any shareholder action against any action or transaction which would impede the transactions contemplated under the Investment Agreement. Under the pre-closing voting agreement, CaymanCo also agreed not to participate in the rights offering, transfer, grant proxies, or enter into a voting arrangement with respect to its shares, or take any other action materially limiting its ability to perform its obligation under the pre-closing voting agreement. The pre-closing voting agreement will terminate on the earliest of (i) termination of the Investment Agreement, (ii) the written agreement of the parties to terminate the pre-closing voting agreement, (iii) March 31, 2015, or (iv) the second closing.

CaymanCo and the Investor also agreed to enter into a post-closing voting agreement as of the date of the first closing. A copy of the form of the post-closing voting agreement is attached hereto as an exhibit to the pre-closing voting agreement, which is attached as Exhibit 10.4 and is incorporated herein by reference. Under the post-closing voting agreement, CaymanCo and the Investor will vote in any shareholder action to elect director nominees designated by the Investor pursuant to the Shareholders’ Agreement and by CaymanCo under CaymanCo’s shareholder agreement with the Company. Pursuant to the post-closing voting agreement, CaymanCo will also vote its shares in any shareholder action in favor of any exercise by the Investor of its preemptive rights to acquire additional securities of the Company in accordance with the Shareholders’ Agreement to the extent such issuance would require shareholder approval due to the Investor’s status as an affiliate of the Company. The post-closing voting agreement will terminate when either CaymanCo or the Investor loses its right to designate a director nominee under their respective shareholders’ agreements and thus the other party is no longer obligated to vote its shares in favor of the director nominees designated by the other party.

Amendment to First Reserve Shareholders’ Agreement and Registration Rights Agreement

On August 21, 2014, in connection with and as a condition to the first closing, the Company, CaymanCo, a majority shareholder of the Company, and other parties entered into an Amended and Restated Registration Rights Agreement (or the FR Registration Rights Agreement) and Amendment No. 1 to Shareholders’ Agreement (or the FR Amendment), each of which will become effective as of the first closing. A copy of each of these agreements is attached hereto as Exhibit 10.5 and Exhibit 10.6, respectively, and is incorporated herein by reference.

The FR Registration Rights Agreement amends and restates the existing Registration Rights Agreement, dated January 17, 2014, by and among the Company, CaymanCo and its affiliates to harmonize CaymanCo’s existing demand and piggyback registration rights with the rights given to the Investor under the Registration Rights Agreement discussed above. The FR Amendment amends the existing Shareholders’ Agreement, dated January 17, 2014, by and among the Company, CaymanCo, and the other parties thereto, to include ordinary shares issuable upon conversion of the Preferred Shares in the calculation of CaymanCo’s beneficial ownership for purposes of determining the number of director designees CaymanCo will be entitled to nominate to the Board. Pursuant to the terms of the FR Amendment, the size of the Board will be increased to ten (10) from the current seven (7), and one of the directors designated by CaymanCo will resign from the Board effective as of the first closing.

The foregoing description of the Investment Agreement, the Description of Preferred Shares, the form of Shareholders’ Agreement, the form Registration Rights Agreement, pre-closing voting agreement, FR Registration Rights Agreement, and FR Amendment (or referred to together as the PIPE Agreements) does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the PIPE Agreements, which are attached hereto as Exhibits 3.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The sale of the Preferred Shares and, if applicable, non-voting ordinary shares by the Company to the Investor pursuant to the Investment Agreement is being made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (or the Securities Act), and Rule 506 of Regulation D (or Regulation D) as promulgated by the Securities and Exchange

Commission (or the Commission) under the Securities Act. The offer and sale of such securities do not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and the Investor represented to the Company in the Investment Agreement that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transactions contemplated by the definitive agreements and the attached materials, the Company plans to file a proxy statement with the Securities and Exchange Commission (the “Commission”). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed or otherwise made available to shareholders of the Company. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by the Company with the Commission at the Commission's website at http://www.sec.gov or at the Company’s website at http://www.chc.ca. Free copies of the proxy statement, when it becomes available, and the Company's other filings with the Commission may also be obtained from the Company by directing a written request to CHC Group Ltd. at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands, Attention: Investor Relations or by contacting the same at +1 (914) 485-1150.

The convertible preferred shares offered to the purchaser in the private placement will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company expects to undertake a rights offering during the period beginning at the signing of the definitive agreements and ending ninety (90) days after the first closing of the sale of the convertible preferred shares by filing a registration statement relating to the rights offering. The Company will complete the sale of its convertible preferred shares in the rights offering in accordance with applicable law and the terms stated in the registration statement. The rights offering will be made only by means of a prospectus filed as part of a registration statement. The Company has not yet filed the registration statement relating to the rights offering with the Commission. This Current Report on Form 8-K and the attached materials do not constitute an offer to sell or a solicitation of an offer to buy any securities in the rights offering. If you are a shareholder as of the record date for the rights offering, which will be determined following the extraordinary general meeting of shareholders, you will receive a prospectus relating to the rights offering and related offering materials following the effectiveness of the registration statement. Those materials will describe in detail the procedures for participation in the rights offering.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be soliciting proxies from the Company's shareholders in favor of the transactions contemplated by the definitive agreements and the attached materials. Information regarding the Company's directors and executive officers is available in the Company's proxy statement for its 2014 annual general meeting of shareholders, which was filed with the Commission on July 30, 2014. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed in connection with these transactions and the other relevant documents filed with the Commission when they become available.

Cautionary Note on Forward Looking Statements

This Current Report on Form 8-K and the materials attached hereto contain forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and other applicable securities legislation. All statements, other than statements of historical fact included in this Current Report on Form 8-K and the materials attached hereto, regarding the benefits of the transaction, as well as our strategy, future operations, projections, conclusions, forecasts, fiscal year 2015 guidance and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include our ability to obtain the approval of the transaction by our shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that CHC may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected reduction of debt and interest expense from the transaction in the amounts or in the timeframe anticipated, as well as competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, exchange rate fluctuations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaims any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Description of Preferred Shares
10.1	Investment Agreement, dated as of August 21, 2014, by and between CHC Group Ltd., Clayton, Dubilier & Rice Fund IX, L.P. and Clayton, Dubilier and Rice, LLC
10.2	Form of Shareholders’ Agreement by and among CHC Group Ltd., Clayton, Dubilier & Rice Fund IX, L.P., Clayton, Dubilier and Rice, LLC, and the other parties hereto
10.3	Form Registration Rights Agreement by and among CHC Group Ltd., Clayton, Dubilier & Rice Fund IX, L.P., and the other parties hereto
10.4	Pre-Closing Voting Agreement, dated as of August 21, 2014, by and between 6922767 Holding (Cayman) Inc. and Clayton, Dubilier & Rice Fund IX, L.P.
10.5	Amended and Restated Registration Rights Agreement, dated August 21, 2014, by and among CHC Group Ltd., 6922767 Holding (Cayman) Inc. and the other parties thereto
10.6	Amendment No. 1 to Shareholders’ Agreement, dated August 21, 2014, by and among CHC Group Ltd., 6922767 Holding (Cayman) Inc. and the other parties thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHC Group Ltd.

By:	/s/ Russ Hill
Russ Hill
Authorized Signatory

Date: August 27, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Description of Preferred Shares
10.1	Investment Agreement, dated as of August 21, 2014, by and between CHC Group Ltd., Clayton, Dubilier & Rice Fund IX, L.P. and Clayton, Dubilier and Rice, LLC
10.2	Form of Shareholders’ Agreement by and among CHC Group Ltd., Clayton, Dubilier & Rice Fund IX, L.P., Clayton, Dubilier and Rice, LLC, and the other parties hereto
10.3	Form Registration Rights Agreement by and among CHC Group Ltd., Clayton, Dubilier & Rice Fund IX, L.P., and the other parties hereto
10.4	Pre-Closing Voting Agreement, dated as of August 21, 2014, by and between 6922767 Holding (Cayman) Inc. and Clayton, Dubilier & Rice Fund IX, L.P.
10.5	Amended and Restated Registration Rights Agreement, dated August 21, 2014, by and among CHC Group Ltd., 6922767 Holding (Cayman) Inc. and the other parties thereto
10.6	Amendment No. 1 to Shareholders’ Agreement, dated August 21, 2014, by and among CHC Group Ltd., 6922767 Holding (Cayman) Inc. and the other parties thereto